Exhibit 99.2

PRESS RELEASE November 4, 2008 7:00 am	Contact: Virginia Dadey Telephone: 212-541-3707 vdadey@arrowres.com

Arrowhead CEO Provides Update on Majority Owned Subsidiary Unidym, Inc.

PASADENA, Calif.—Arrowhead Research Corporation’s (NASDAQ: ARWR) Chief Executive Officer announces an update to stockholders on its majority owned subsidiary, Unidym:

Dear Stockholders:

Unidym is Arrowhead’s most developed nanomaterials company and a premier example of our model for building new technology companies. As with Calando, we believe Unidym is a demonstration of our ability to build potentially transformational companies that have near-term market entry points. Unidym is a platform company positioned to address sizeable long-term product opportunities in the electronics industry and, more importantly in the current market environment, significant short-term opportunities in the high growth touch panel and display industries.

In 2005, Arrowhead saw a big opportunity in a type of material known as carbon nanotubes (CNTs) and started the company that would become Unidym to address it. CNTs had been shown to possess extraordinary electrical, thermal and mechanical properties and we believed that they had the potential to significantly impact multiple large and diverse industries. At the time Unidym was launched, the CNT market was highly fragmented with key patents dispersed across multiple owners and no clear industry leader. Unidym has since licensed technology from a dozen universities and acquired three prominent CNT companies, including Carbon Nanotechnologies, Inc., the pioneering company in high performance CNTs, and has become a leader in the development of innovative CNT-enabled products for the electronics industry. In the process, Unidym has assembled a strong and diverse patent portfolio that we believe covers nearly every aspect of high performance CNT manufacturing and processing, as well as multiple product applications.

Unidym’s product development efforts are focused on the electronics industry, where there is continuing demand for higher performance materials. Unidym’s initial product line is a CNT-based transparent, conductive film that has the potential to replace indium tin oxide (ITO) and indium zinc oxide (IZO)-based films currently used in the touch panel, display, and solar cell industries; an opportunity we believe exceeds $2 billion annually. Unidym’s CNT-based film offers substantial advantages over ITO and IZO, including: lower cost, improved durability, enhanced flexibility, higher yields, better readability in display applications, and simplified processing. In addition, indium, a key component in ITO / IZO, is already in short supply, and many experts expect prices to rise dramatically in the coming years.

Unidym expects to initially deploy its film product in the high-growth touch panel industry in the near term. It is a drop-in replacement for the ITO films in use today and also offers dramatically improved device lifetimes, improved daylight readability, and reduced costs. We believe that the unique characteristics of Unidym’s films could help expand the market significantly. In addition, because the touch panel film industry is currently supply constrained, Unidym has the benefit of offering a competing component to companies that are not able to obtain sufficient ITO film to meet their existing production needs. Unidym is currently sampling its film products to the world’s leading touch panel companies and expects to produce volume product sales in 2009. Unidym is also working with leading LCD companies, including a joint development agreement with Samsung Electronics, to incorporate CNT films into their display devices. Through its various collaborations, Unidym has fabricated prototype LCD and electrophoretic displays incorporating CNT-based films.

Unidym’s film production model is capital efficient. It involves in-house synthesis of a proprietary grade of CNTs, formulation of those CNTs into a coating ink, and then shipment of that ink to an outsourced coating partner or customer for deposition. Capital expenditures associated with CNT synthesis are kept low by both the scalability of Unidym’s CNT synthesis process and the fact that only trace amounts of CNTs are required per unit area of film. Unidym’s use of outsourced coating companies for its touch panel films takes advantage of the substantial excess capacity left in the coating industry by the decrease in demand for photographic film. Longer term, if demand for Unidym’s products continues to grow, Unidym plans to explore partnerships or outsourcing arrangements to scale its operations.

In addition to its film products, Unidym has two other product lines that could enable us to more fully extract value from CNT-related opportunities. First, Unidym sells a range of proprietary CNTs for conductive polymers, structural reinforcement materials, and anti-static films. In fact, Unidym’s current revenues are primarily derived from sales of nanotube products for antistatic composites in the semiconductor industry. While Unidym does not intend to enter into high volume production of such materials, Unidym believes there is an opportunity to leverage its patent position and synthesis expertise to work collaboratively with other companies to develop new proprietary grades of material for outsourcing or sale. Second, Unidym is pursuing an aggressive, cross-industry licensing strategy to foster the commercialization of CNTs in a broad range of applications. The Company has a licensing program for companies seeking to market CNT-based products outside of its core target electronic products, and has completed two licensing deals this year.

Unidym’s business progress is further demonstrated by the strategic investments it has received from Tokyo Electron, an equipment manufacturer for the LCD industry; Entegris, a producer of materials and hardware for the semiconductor industry and one of Unidym’s largest current customers; and Battelle, a leading R&D company which manages a the activities of a number of the United States’ national laboratories.

With its strong product portfolio and foundational intellectual property in a highly promising technology, Arrowhead believes Unidym will offer tangible proof of value of the Arrowhead proposition. Arrowhead currently owns more than 53% of Unidym and has a number of options for monetizing its investment, including the commercialization of CNT in its various applications and pursuing strategic alternatives through the sale of the Company.

Sincerely,

Christopher Anzalone Chief Executive Officer

About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) (NASDAQ:ARWR) is a publicly-traded nanotechnology company commercializing new technologies in the areas of life sciences, electronics, and energy. Arrowhead is building value for shareholders through the progress of majority owned subsidiaries. Currently, Arrowhead has four subsidiaries commercializing nanotech products and applications and investments in two minority-owned subsidiaries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Arrowhead Research Corporation’s Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statements on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.